Exhibit 99.1

NEWS RELEASE

Contact	Deric Eubanks	Allison Beach	Joe Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES REVIEW OF STRATEGIC ALTERNATIVES

DALLAS, December 9, 2025 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (the “Company”) announced today that its Board of Directors (the “Board”) has formed a Special Committee to evaluate strategic alternatives to maximize shareholder value, including a potential transaction.

“We’ve been highly encouraged by our success to date in executing our plan to drive outsized EBITDA growth, strategically sell assets, and strengthen our balance sheet,” said President and Chief Executive Officer Stephen Zsigray. “However, we remain frustrated by the discrepancy between the value of our underlying portfolio and the market value of our common stock, and the Board has tasked the Special Committee with proactively exploring alternatives to bridge that gap.”

In conjunction with forming the Special Committee, the Company has also terminated the current offering of its Series L and M Non-Traded Preferred Stock and suspended redemptions for all of its outstanding non-traded preferred stock.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.